As filed with the Securities and Exchange
                              Commission on
                                     July 18, 1994
                                      Registration No. 33-_______


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           ____________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________
                            KOGER EQUITY, INC.
      (Exact name of issuer as specified in its charter)

           FLORIDA                           59-2898045
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)

         3986 BOULEVARD CENTER DRIVE, JACKSONVILLE, FLORIDA  32207
                  (Address of principal executive office)
                           ____________________
                KOGER EQUITY, INC. 1988 STOCK OPTION PLAN
                KOGER EQUITY, INC. 1993 STOCK OPTION PLAN
                        (Full title of the Plans)
                          ____________________
 VICTOR A. HUGHES, JR.                W. LAWRENCE JENKINS
Senior Vice President and                  Secretary
 Chief Financial Officer               KOGER EQUITY, INC.
   KOGER EQUITY, INC.               3986 Boulevard Center Drive
3986 Boulevard Center Drive          Jacksonville, Florida 32207
Jacksonville, Florida 32207               904/398-3403
       904/398-3403

     (Name, address and telephone number, including area code of agents for service)

                                Copies to:
                     HAROLD F. McCART, Jr., ESQUIRE
                             Boling & McCart
                      (a professional association)
                    Suite 700, 76 South Laura Street
                       Jacksonville, Florida 32202
                           ____________________
                      CALCULATION OF REGISTRATION FEE



                                 Proposed     Proposed
Title of                         Maximum      Maximum         Amount
Securities         Amount       Offering     Aggregate         of
  to be             to be       Price Per     Offering     Registration
Registered       Registered       Share        Price           Fee


Common
Stock, Par
Value $.01        286,250(1)    $5.125(1)   $1,467,031(1)  $  505.88(1)
Per Share

Table continued on following page.

Common
Stock, Par
Value $.01        973,282(1)    $7.625(1)   $7,421,275(1)  $2,559.06(1)
Per Share

Common
Stock, Par
Value $.01        240,468(2)    $9.25(2)    $2,224,329(2)  $  767.01(2)
Per Share



                                               Total . . . $3,831.95

(1) Pursuant to Rule 457(h), based on the exercise price of the options granted under the Registrant's 1988 and 1993 Stock Option Plan.
(2) Pursuant to Rule 457(c) based on $9.25 (the average of the high and low prices of the shares reported for July 12, 1994 by the American Stock Exchange) for shares issuable pursuant to options to be granted under these Plans.

                                PART I

            INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


    The documents containing the information specified in this
Part I will be sent or given to the employees of Koger Equity, Inc. (the "Company") and its affiliates who are granted options to purchase shares pursuant to the Koger Equity, Inc. 1988 and 1993 Stock Option Plans as specified by Rule 428I(b)(1) as promulgated under the Securities Act of 1933, as amended.

    Such documents will include information required by Items 1 and 2 to Form S-8. Pursuant to instructions in Part I of Form S-8, such documents are not filed with the Commission. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference as of their respective dates:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to Section
         13 of the Exchange Act (File No. 1-9997).

    (2) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1994, filed pursuant to Section
         13 of the Exchange Act (File No. 1-9997).

    (3)  The Company's definitive proxy statement, dated April
         8, 1994, filed pursuant to Section 14 of the Exchange
         Act (File No. 1-9997) relating to its Annual Meeting of
         Shareholders held on May 10, 1994.

    (4) Description of the shares of Common Stock contained in the Company's registration statement filed pursuant to
         Section 12(b) of the Exchange Act and any amendment thereto or reports filed for the purpose of updating such description (File No. 1-9997).

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not Applicable.

Item 6.  Indemnification of Directors and Officers.

    The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Florida as now or hereafter in force, including the advance of expenses and reasonable counsel fees.

    Section 93 of the Florida Business Corporation Act (Florida Statutes Section 607.0850) provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he becomes a party because he was such director, officer, agent or employee, including expenses reasonably incurred in settlement of any of the aforesaid matters, if the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding determine that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

    Section 607.0850 also provides that the indemnification provided pursuant to above provisions is not exclusive, and a corporation may make any other further indemnification of any of its directors, officers, employees, or agents, under any by-laws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

    (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

    (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

    (c) In the case of a director, a circumstance under which certain liability provisions relating to the payment of dividends and asset distributions are applicable; or

    (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

    In addition, the Company carries directors and officers liability insurance.

Item 7.  Exemption From Registration Claimed.

    Not Applicable.

Item 8.  Exhibits

Exhibit Number                    Description

    4(a)         Amended and Restated Articles of Incorporation.
                 Incorporated by reference to Exhibit 3 of the
                 Report on Form 8-K, dated May 10, 1994, filed
                 by the Registrant (File No. 1-9997).
    4(b)         Koger Equity, Inc. By Laws, as Amended and
                 Restated on May 5, 1992.  Incorporated by
                 reference to Exhibit 3 of the Form 10-Q filed
                 by the Registrant for the quarter ended March
                 31, 1992 (File No. 1-9997).
    4(c)         Common Stock Certificate of Koger Equity, Inc.
                 See Exhibit 4(a) to Registration Statement on
                 Form S-11 (Registration No. 33-22890) which
                 Exhibit is herein incorporated by reference.
  4(d)(1)(A)     Koger Equity, Inc. Rights Agreement (the
                 "Rights Agreement") dated as of September 30,
                 1990  between the Company and Wachovia Bank and
                 Trust Company, N.A. as Rights Agent
                 ("Wachovia").  See Exhibit 1 to a Registration
                 Statement on Form 8-A, dated October 3, 1990,
                 (File No. 1-9997) which Exhibit is herein
                 incorporated by reference.
  4(d)(1)(B)     First Amendment to the Rights Agreement, dated
                 as of March 22, 1993, between the Company and
                 First Union National Bank of North Carolina, as
                 Rights Agent ("First Union"), entered into for
                 purpose of replacing Wachovia.  Incorporated by
                 reference to Exhibit 4(b)(4) of the Form 10-Q
                 filed by the Registrant for the quarter ended
                 March 31, 1993 (File No. 1-9997).
  4(d)(1)(C)     Second Amendment to the Rights Agreement, dated
                 as of December 21, 1993, between the Company
                 and First Union.  See Exhibit 5 to an Amendment
                 on Form 8-A/A to a Registration Statement on
                 Form 8-A, dated December 21, 1993, (File No. 1-
                 9997) which Exhibit is herein incorporated by
                 reference.
  4(d)(2)        Form of Common Stock Purchase Rights
                 Certificate (attached as Exhibit A to the
                 Rights Agreement).  Pursuant to the Rights
                 Agreement, printed Common Stock Purchase Rights
                 Certificates will not be mailed until the
                 Distribution Date (as defined in the Rights
                 Agreement).
  4(d)(3)        Summary of Common Stock Purchase Rights
                 (attached as Exhibit B to the Rights
                 Agreement).
  5              Opinion of Boling & McCart.*
  15             Letter Re: Unaudited Interim Financial Information.*
  23(a)          The consent of Deloitte & Touche, independent
                 public accountant to the Registrant (See page
                 9).*
  23(b)          The Consent of Boling & McCart (See Exhibit 5
                 hereof).*
  25             Powers of Attorney (See signature page
                 hereof).*
  28(a)          Amended and Restated Koger Equity, Inc. 1988
                 Stock Option Plan*
  28(b)          Koger Equity, Inc. 1993 Stock Option Plan
                 See Exhibit II to Registrant's Proxy Statement dated June 30, 1993 (File No. 1-9997) which is incorporated herein by reference.

*Filed with this report.

Item 9.  Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in Item 6 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against the Company for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by a director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

         (6) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 13 day of July, 1994.

KOGER EQUITY, INC.

By:
       IRVIN H. DAVIS
       Irvin H. Davis
   President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized S. D. Stoneburner, Irvin H. Davis and Victor A. Hughes, Jr., and each of them, as Attorneys-in-Fact, to sign on his behalf individually and in each capacity stated below, and to file any amendments, including Post Effective Amendments, to this Registration Statement.

    Signature                Title                       Date

 S. D. STONEBURNER          Chairman of the Board of
(S. D. Stoneburner)         Directors and Director

 IRVIN H. DAVIS             President and Director
(Irvin H. Davis)            (Chief Executive Officer)

 VICTOR A. HUGHES, JR.      Senior Vice President and
(Victor A. Hughes, Jr.)     Director (Chief Financial
                            Officer)
 JAMES L. STEPHENS          Treasurer (Chief Accounting
(James L. Stephens)         Officer)                          July 13, 1994
 D. PIKE ALOIAN             Director
(D. Pike Aloian)

 BENHAMIN C. BISHOP, JR.    Director
(Benjamin C. Bishop, Jr.)

 CHARLES E. COMMANDER, III  Director
(Charles E. Commander, III)

 DAVID B. HILEY             Director
(David B. Hiley)

 G. CHRISTIAN LANTZSCH      Director
(G. Christian Lantzsch)

 THOMAS J. SMITH, JR.       Director
(Thomas K. Smith, Jr.)

 GEORGE F. STAUDTER         Director
(George F. Staudter)